MONTEREY MANAGEMENT, INC.,
                           MONTEREY HOMES CORPORATION
                                       and
                              BANK ONE, ARIZONA, NA

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (the "Agreement") is made effective as of the 17th day of October, 1994, among Monterey Management, Inc., an Arizona corporation (the "Company"), Monterey Homes Corporation, an Arizona corporation ("MHC") and Bank One, Arizona, NA (the "Warrant Agent").

                                 R E C I T A L S
                                 ---------------

         A. The Company and MHC has entered into an agreement (the "Placement Agreement") with Friedman, Billings, Ramsey & Co., Inc. (the "Placement Agent"), pursuant to which the Placement Agent has agreed to assist the Company in the placement of up to 150 Units, each consisting of $100,000 in principal amount of 13.0% Senior Subordinated Notes Due 2001 and 5,000 Common Stock Purchase Warrants ("Warrants"), subject to the terms of the Placement Agreement (the "Private Placement").

         B. Each Warrant entitles the holder to purchase one share of the Company's Common Stock through October 15, 2001.

         C. The Company and MHC desire to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company and MHC, the Warrant Agent, and the registered holders of the Warrants.

         D. Items not otherwise deferred herein shall have the meanings described to them in the Indenture dated October 17, 1994 among the Company, MHC and Bank One, Arizona, N.A.

         E. All acts and things necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent as provided in this Agreement, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement, have been done and performed.

         NOW, THEREFORE, it is hereby agreed as follows:
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
                                    ARTICLE 1
                              ISSUANCE OF WARRANTS

         Section 1.01 Issuance of Definitive Warrants. At the closing date under the Placement Agreement (the "Warrant Date"), the Company will issue Certificates, in substantially the form attached as Exhibit A hereto, which are exchangeable for Common Stock ("Warrant Certificates") only as provided in
Article 2 hereof and not after October 15, 2001. Each Warrant evidences the right of the registered holder thereof, subject to the terms and conditions hereof, to subscribe for one share of Common Stock of the Company or MHC or any holding company which is formed to own all of the common stock of the Company and MHC or any other firm, partnership or corporation which owns substantially all of the assets or business which is conducted under the trade name "Monterey Homes" or through the Company or MHC that becomes publicly held (the foregoing entity or entities are for convenience hereinafter referred to as the "Company," as the context requires).

         Section 1.02 Execution and Delivery of Warrants. Each Warrant Certificate shall be dated the Warrant Date and shall be signed on behalf of the Company by the facsimile or manual signature of the President and Secretary. The Company may adopt and use the facsimile or manual signature of any person who is such an officer of the Company at the time of the execution of any Warrant Certificate, irrespective of the date as of which the same is executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time the Warrant is issued he has ceased to be such officer of the Company, and prior to the delivery of any Warrant it shall be authenticated by or on behalf of the Warrant Agent by an authorized officer (who may sign by facsimile or manual signature). No Warrant shall be valid unless it shall have been authenticated as herein provided.


                                    SECTION 2
                  DURATION, EXERCISE AND REDEMPTION OF WARRANTS

         Section 2.01 Duration of Warrants and Terms of Exercise. Each Warrant entitles the holder to purchase one share of the Company's Common Stock or equivalent security of any successor to the Company at a price of $6.25 per share (the "Purchase Price"), subject to adjustment as provided herein, for a term, commencing on the Warrant Date and ending October 15, 2001 (the "Exercise Period"). If notice has been given as provided in Section 4.01 in connection with the liquidation, dissolution or winding up of the Company, the right to exercise Warrants shall expire at the close of business on the third full business day before the date specified in such notice as the record date for determining registered holders entitled to receive any distribution upon such liquidation, dissolution or winding up.

         Section 2.02 Conditions Precedent to Exercise of Warrants. The Warrants are not exercisable unless and until (a) the Company completes an initial public offering of its securities; (b) any consolidation of the Company with, or merger of the Company into, another corporation where the Company is not the surviving Company; (c) the sale of substantially all of the assets of the Company; or (d) a change of control as described below; provided, however, that any internal reorganization of the Company and its affiliate, MHC, into a single corporation or the sale of substantially all of the assets from the Company to MHC or from MHC to the Company will not result in the Warrants becoming exercisable.

         For purposes of this Agreement, "change of control" means any event or series of events by which (i) Messrs. William W. Cleverly and Steven J. Hilton would own an aggregate of less than 50% of the total voting power of the Voting Stock of the Company if such event or series of events occurs prior to or in connection with the Company completing an initial public offering, if any, or if such event or series of events occurs thereafter if an entity or group of entities beneficially owns, directly or indirectly, more of the voting power of the voting stock of the Company than Messrs. Cleverly and Hilton; (ii) the Company or MHC consolidates with or merges or amalgamates with or into another entity or conveys, transfers, or leases all or substantially all of its assets to any entity, or any entity consolidates with, or merges or amalgamates with or into the Company or MHC, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation which is not Disqualified Stock and
(B) the holders of the Voting Stock of the Company or MHC, as the case may be, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction; or (iii) the shareholders of the Company or MHC approve any plan of liquidation or dissolution of the Company or MHC; provided, however, that any internal reorganization of the Company and MHC into a single corporation will not constitute a Change of Control.

         Section 2.03 Exercise of Warrants. Upon satisfaction of one or more of the conditions precedent set forth in Section 2.02 hereof, Warrants may be exercised by surrendering, at the office of the Warrant Agent in Phoenix, Arizona, the Warrant Certificate evidencing such Warrants, together with a subscription in the form set forth on the reverse side of the Warrant Certificate, duly executed, and accompanied by the tender, in U.S. dollars, of either federal funds or a certified check or bank cashier's check, payable to the order of the Warrant Agent for the applicable Purchase Price. The Warrants may be exercised from time to time and at any time during the Exercise Period, in whole or in part. As soon as practicable after any Warrants have been so exercised, the Company shall cause to be issued and delivered to the holder, or upon the order of the registered holder of such Warrants, in such name or names as may be directed by him, a certificate or certificates for the number of full shares of Common Stock and Warrants to which he is entitled, and if such Warrant Certificate shall not have been exercised in full, a new Warrant Certificate for the number of Warrants as to which such Warrant Certificate shall not have been exercised. All Warrant Certificates so surrendered shall be delivered to and canceled by the Warrant Agent.

         Section 2.04 Common Stock Issued Upon Exercise of Warrants. All shares of Common Stock (or equivalent equity security) issued upon the exercise of Warrants shall be duly authorized, validly issued and outstanding, fully-paid and nonassessable. Fractional shares of the Company's Common Stock will not be issued upon exercise of a Warrant. With respect to any fraction of a share called for upon any such exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Share, determined in accordance with Section 3.08.

         Section 2.05 Record Date of Shares. Irrespective of the date of issue and delivery of certificates for any Common Stock issuable upon the exercise of Warrants, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the shares represented thereby on the date on which the Warrant Certificate surrendered in connection with the subscription therefor was surrendered and payment of the Purchase Price was tendered. No surrender of Warrant Certificates on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive shares upon such surrender as the record holder of such shares on such date, but such person or persons shall be constituted the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are opened. Except as otherwise provided in Section 3.04, each person holding any shares received upon exercise of Warrants shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such shares.

         Section 2.06 Redemption of Warrants. The Company may not redeem the Warrants.


                                    ARTICLE 3
                          ADJUSTMENT OF PURCHASE PRICE,
                     NUMBER OF SHARES OR NUMBER OF WARRANTS

         Section 3.01 General. The Purchase Price and the number of shares of Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 3.

         Section 3.02 Issuance of Additional Shares and Warrants. If and whenever the Company shall issue any shares of its Common Stock for consideration per share which is less than the Purchase Price prior to such issue, under circumstances not specifically enumerated in Sections 3.03 through
3.09 inclusive, the Purchase Price under the Warrants shall be reduced to a price determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the Purchase Price, plus (B) the consideration, if any, received by the Company upon such issue, by (ii) the number of shares of Common Stock outstanding immediately after such issue. No such adjustment shall be made in
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
an amount less than $.05, but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. For purposes of this Section 3.02, the following shall also be applicable:

         Section 3.02.a. Public Offerings of Convertible Securities, Options, Rights or Warrants. Subject to Section 3.03, if the Company shall issue in a public offering any stock, security, obligation, option or other right or warrant which directly or indirectly may be converted into, exchanged for, or satisfied in shares of Common Stock in an integrated transaction where 1% or more of such securities or instruments are acquired by persons who, prior to such transaction, were not security holders of the Company, the Common Stock issuable upon exercise of such rights shall thereupon be deemed to have been issued and to be outstanding and the consideration received by the Company therefor shall be deemed to include the sum of the consideration received for the issue of such securities or instruments and the minimum additional consideration payable upon the exercise of such securities or instruments. No further adjustment shall be made for the actual issuance of the Common Stock upon the exercise of any such right, security or instrument. If the provision of any such rights, securities or instruments with respect to purchase price or shares purchasable shall change or expire, any adjustment previously made hereunder with respect to such rights, securities or instruments shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration.

         Section 3.02.b. Consideration. In case the Company shall issue shares of its Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the lesser of (i) the Current Market Price Per Share (as defined in Section 3.08) on the issue date of the Common Stock so issued by the Company or
(ii) the fair market value of such consideration as determined by the Board of Directors of the Company. In case Common Stock shall be deemed (under Section 3.02.a or otherwise) to have been issued upon the issuance by the Company of any right to acquire such Common Stock, in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to rights, such rights shall be deemed to have been issued without consideration. Consideration received by the Company for issuance of its Common Stock shall be determined in all cases without deduction therefrom of any expenses, underwriting commissions or concessions incurred in connection therewith.

         Section 3.02.c. Treasury Stock. The number of shares of Common Stock outstanding at any given time shall include shares owned or held by or for the account of the Company in its treasury, and the disposition of any such shares so owned or held shall not be considered an issue of Common Stock.

         Section 3.03 When No Adjustment Required. Notwithstanding any other provision of this Article 3, no change in the Purchase Price or the number of shares of Common Stock or equivalent security issuable upon exercise of the Warrants shall be required by reason of any issue or sale by the Company of shares of Common Stock, options, warrants, rights or securities convertible into shares of Common Stock (i) in exchange for cash in an amount equal to or in excess of (A) in the case of transactions described in Sections 3.07 or 3.09, the Current Market Price Per Share, or (B) in the case of all other transactions, $6.25 per share or (ii) pursuant to any Warrants presented to the initial purchasers pursuant to the Private Placement or pursuant to any Warrants entered into with any underwriter or professional consultant in connection with the public or private offering of any securities of the Company or with any lender in connection with any loan heretofore or hereafter made by the Company, or (iii) pursuant to options and stock purchase agreements heretofore or hereafter granted to or entered into with officers or employees of the Company or of any subsidiary in connection with their employment, whether granted or entered into at the beginning of the employment or at any time thereafter, or as a result of or in connection with the granting of such options or the making of such stock purchase agreements, or (iv) as consideration, in whole or in part, for any acquisition of another corporation or business whether by means of consolidation, merger or sale to the Company of assets or securities, and whether such shares of Common Stock are issued directly or upon exchange or exercise of convertible securities or rights or options to subscribe to or purchase the same; provided, however, that this Section shall not apply to, and no adjustment shall be required with respect to, the issue or sale by the Company of shares of Common Stock pursuant to options or stock purchase agreements hereafter granted to or entered into with officers or employees of the Company if and to the extent the aggregate number of shares of Common Stock so issued during the Exercise Period shall not exceed fifteen percent (15%) of the Common Stock as of the date of adoption of such plans or agreements; and provided further, that this Section shall not apply to, and no adjustment shall be required with respect to, any merger, consolidation or reorganization in which the Common Stock of the Company shall be reclassified or in which the Company shall be the disappearing corporation; provided, however, notwithstanding the foregoing provisions of this Section 3.03, in the event that the Company shall issue any shares of its Common Stock, other than in connection with the occurrence of an event set forth in Sections 3.04 to 3.07 inclusive and
3.09 hereof, at any time prior to or in connection with the Company conducting an initial public offer, whether or not the consideration therefor shall exceed the Purchase Price or the Current Market Price Per Share (as defined in Section
3.08 hereof), the number of Warrants then outstanding shall be adjusted so as to increase the number of shares of Common Stock issuable upon the exercise thereof so as to enable the ratio of the number of shares of Common Stock issuable upon exercise of the Warrants to the total number of shares outstanding to be the same as the ratio of shares of Common Stock issuable upon the exercise of Warrants to the total number of shares of Common Stock outstanding prior to such additional issuance of Common Stock (including for purposes of the calculation of the total number of shares outstanding in both instances, the number of shares of Common Stock issuable upon exercise of the Warrants). With respect to the immediately preceding sentence, in the event the shares of Common Stock are issued for consideration per share which is less than the Purchase Price prior to such issuance, the Purchase Price under the Warrants will be adjusted as provided in Section 3.02 hereof.

         Section 3.04 Stock Dividends, Stock Splits, Combinations, Reclassification, etc. In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding
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
Common Stock into a larger number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in connection with a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled, at no additional expense, to receive the aggregate number and kind of shares of stock and Warrants which, if such Warrant had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         Section 3.05 Distribution of Assets. If at any time after the date hereof the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend (other than upon a liquidation, dissolution or winding up of the Company as provided for in Section 4.01, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of Arizona), each registered holder of any Warrant then outstanding shall, upon the exercise of such Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the shares of Common Stock to which he would otherwise be entitled hereunder, such assets (or, at the option of the Company, a sum equal to the value thereof at the time of the distribution as determined by its Board of Directors in its sole discretion) which would have been distributed to such registered holder if he had exercised his Warrants immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

         Section 3.06 Consolidation, Merger and Sale of Assets. If, prior to the end of the Exercise Period, the Company shall at any time consolidate with or merge into another corporation, the holder of any Warrant will thereafter receive, upon exercise thereof, in lieu of the shares of Common Stock of the Company immediately theretofore issuable upon exercise of the rights then represented by the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of the Common Stock of the Company equal to the number of shares of such Common Stock immediately theretofore issuable upon exercise of the Warrants, had such consolidation or merger not taken place. The Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company or the successor corporation, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing. The provisions of this Section 3.06 shall similarly apply to successive mergers or consolidations. A sale of all or substantially all of the assets of the Company for a consideration (apart from the
                                        7
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assumption of obligations) consisting primarily of securities, shall be deemed a consolidation or merger for the foregoing purposes.

         Section 3.07 Dividends in Convertible Securities, Options, Rights or Warrants. In case the Company shall issue stock, securities, rights, options or warrants to all holders of the Common Stock, or in an integrated transaction where more than 99% of such instruments or securities are acquired by persons who, prior to such transaction, were security holders of the Company, entitling them to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share less than the Current Market Price Per Share (as defined in Section 3.08) on the record date for the issuance of such securities, instruments or rights or the granting of such securities, options or warrants, as the case may be, the Purchase Price to be in effect after the record date for the issuance of such rights or the granting of such options or warrants shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be (i) the sum of (a) the number of shares of Common Stock outstanding immediately prior to such sale and (b) the number of shares of Common Stock which could be purchased al the Current Marker Price Per Share (as defined in Section 3.08) with the consideration received by the Company upon such sale, and the denominator of which shall be the total number of shares of Common Stock that would be outstanding immediately after such sale if the full amount of convertible securities, options, rights or warrants were exercised immediately after the sale. In the event the consideration for such securities, rights, options or warrants is paid in a form other than cash, the value of such consideration shall be determined as provided in Section 3.02.b. In the event such securities, instruments or rights shall change or expire, or such convertible securities shall not be converted, any adjustment previously made hereunder shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration.

         Section 3.08 Current Market Price Per Share. For the purpose of Sections 2.04, 3.02.b., 3.03, 3.07 and 3.09, the Current Market Price Per Share of the Company's Common Stock on any date shall be determined as follows:

                  Section 3.08.a. If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange, the Current Market Price Per Share shall be the average of the daily closing prices for the thirty (30) consecutive trading days commencing thirty-five (35) trading days before such date. If no sale is made on any trading day, the closing price shall be deemed to be the average of the closing bid and asked prices for such day on such exchange; or

                  Section 3.08.b. If the Common Stock is not listed or admitted to unlisted trading privileges on any exchange, the Current Market Price Per Share shall be the average of the last reported sale price (or prices, if applicable) or the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or, if not so quoted on NASDAQ, as quoted by the National Quotations Bureau, Inc., for the thirty (30) consecutive trading days commencing 35 days before such date; or
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
                  Section 3.08.c. If the Common Stock is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ or the National Quotations Bureau, Inc., the Current Market Price Per Share shall be the fair market value of the Common Stock as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive.

         Section 3.09 Dividends in Options, Warrants, Rights or Convertible Securities Causing Substantial Dilution. In case the Company shall issue rights, options, warrants or convertible securities to all holders of Common Stock entitling them to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price less than the Current Market Price Per Share (as defined in Section 3.08) and where the number of shares of Common Stock issuable upon exercise of all rights, options, warrants or convertible securities so issued by the Company in the preceding (12) months exceeds 10% of the then outstanding Common Stock of the Company (excluding Common Stock issuable upon exercise of such options, rights or warrants or conversion of such convertible securities), and where an adjustment to the Purchase Price is made under Section 3.07, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares obtained by (i) multiplying the number of shares covered by the Warrant immediately prior to such adjustment by the Purchase Price in effect immediately prior to such adjustment and (ii) of dividing the product so obtained by the Purchase Price in effect immediately after the adjustment made under Section 3.07.

         Section 3.10 Form of Warrant. The form of Warrant need not be changed because of any change in the Purchase Price or the number of shares of Common Stock or Warrants issuable upon exercise of the Warrants pursuant to this
Article 3 and Warrants issued after such change may state the same terms with respect to the Purchase Price and number of shares of Common Stock and Warrants issuable thereunder as stated in the Warrants initially issued pursuant to this Agreement. The Company may at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof in a manner inconsistent with this Agreement; any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form so changed.

         Section 3.11 Dividends. No registered holder of any Warrant shall, upon the exercise thereof, be entitled to any dividend that may have accrued or which may previously have been paid with respect to shares of stock issuable upon exercise of the Warrants.

         Section 3.12 Reduction of Purchase Price Below Par Value. Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock of the Company issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

         Section 3.13 Certification of Adjusted Purchase Price and Number of Shares and Warrants Issuable. Whenever the Purchase Price and the number of shares of Common Stock and Warrants issuable upon the exercise of each Warrant are adjusted as provided in this Article 3, the Company shall (a) promptly prepare a certificate signed by the Chairman of the Board, President or a Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary setting forth the Purchase Price as so adjusted, the number of shares of Common Stock and Warrants issuable upon the exercise of each Warrant as so adjusted and/or the number of Warrants as so adjusted and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each registered holder of Warrants in accordance with Section 7.01.

         Section 3.14 Certificates and Opinions. The Warrant Agent may rely upon the certificate of any independent firm of public accountants of recognized standing, selected by the Board of Directors, as to the correctness of any adjustment or as to the method to be employed in making the same, which may be provided for in any supplemental agreement entered into pursuant to any of the provisions of this Article 3, and shall not be responsible or accountable to any Warrant holder for any such provision if the correctness thereof shall have been approved by such firm of public accountants. The Warrant Agent may receive an opinion of legal counsel (who may be counsel for the Company) as conclusive evidence that any supplemental agreement executed pursuant to the provisions of this Article 3 is authorized or permitted by the terms of this Agreement and that it is proper for the Warrant Agent to join in the execution thereof.


                                    ARTICLE 4
               OTHER PROVISIONS FOR PROTECTION OF WARRANT HOLDERS

         Section 4.01 Liquidation of the Company. In the event of the liquidation, dissolution or winding up of the Company, a notice thereof shall be filed by the Company with the Warrant Agent and each transfer agent for the Common Stock at least shiny (30) days before the record date (which date shall be specified in such notice) for determining holders of the Common Stock entitled to receive any distribution upon such liquidation, dissolution or winding up. Such notice shall also specify the date on which the right [o exercise Warrants shall expire, as provided in Section 2.01. A copy of such notice shall be published once in an Authorized Newspaper in Phoenix, Arizona, not more than thirty (30) nor less than twenty (20) days from such record date. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the liquidation, dissolution or winding up, or of any distribution in connection therewith.

         Section 4.02 Reservation of Shares. The Company shall reserve and keep available out of its authorized but unissued Common Stock, such number thereof as shall from time to time be sufficient to permit the exercise of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purposes, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         Section 4.03 No Rights as Stockholder Conferred by Warrants. The Warrants shall not entitle the registered holders thereof to any of the rights, either at law or in equity, of a stockholder of the Company.

         Section 4.04 Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant becomes lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnify each of them, respectively, or otherwise as they may in their discretion impose, respectively, issue and countersign a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         Section 4.05 Enforcement of Warrant Rights. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrants; and any registered holder of any Warrant may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of stock in the manner provided in the Warrant and in this Agreement.

         Section 4.06 Registration. Pursuant to the terms and provisions of the Notes Registration Rights Agreement, of even date herewith, between the Company and each Purchaser, the Company shall file and maintain a current registration statement at its sole cost and expense with the Securities and Exchange Commission ("SEC") for the shares of Common Stock underlying the Warrants during the Exercise Period. The Company will use its best efforts to qualify such underlying shares under the blue sky or securities laws of such of the jurisdictions in which holders of Warrants reside as may be required for such holders to exercise their Warrants.


                                    ARTICLE 5
                       TRANSFER AND OWNERSHIP OF WARRANTS

         Section 5.01 Negotiability and Ownership. Warrants issued hereunder shall be transferable only upon the occurrence of the following: (a) the Company conducts an initial public offering; (b) any of the events described in Section
2.02 occur; or (c) the Company ceases to be qualified as an "S" corporation under Subchapter S of the Internal Revenue Code of 1986, as amended, and by transfer on the books of the Warrant Agent. Presentations may be made and notices and demands may be served at the principal corporate office of the Warrant Agent in Phoenix, Arizona.

         Section 5.02 Warrant Register. The Company shall, by and through the Warrant Agent, cause to be kept a register or registers in which, subject to such reasonable regulations as the Company or as the Warrant Agent may prescribe, the Warrant Agent shall register transfer of Warrants as herein provided. Upon surrender for transfer of any Warrant, the Warrant Agent shall countersign, authenticate and deliver in the name of the transferee or transferees a new Warrant for a like amount of Warrants.

         Section 5.03 Endorsement of Warrants. All Warrants presented or surrendered for exchange, transfer or registration as provided in this Section, shall be accompanied (if so required by the Company or the Warrant Agent) by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the registered holder or by his duly authorized attorney.

         Section 5.04 Exchange of Warrants. On and after the Warrant Date and prior to the end of the Exercise Period, one or more Warrants may be surrendered at the office of the Warrant Agent for exchange, and, upon cancellation thereof, there shall be issued and delivered in exchange therefor, one or more new Warrants, as requested by the registered holder of the canceled Warrant or Warrants, for the same aggregate number of shares of Common Stock as were evidenced by the Warrant or Warrants so canceled. In case of any exchange of Warrants pursuant to this Article 5 or of any transfer of a Warrant, the Company may make a charge sufficient to reimburse it for any stamp or other tax or governmental charge required to be paid in connection therewith, but no other charge shall be made to the Warrant holder for any transfer or issue of new Warrants in case of any such exchange.

         Section 5.05 Agreement of Warrant Holders. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and the Warrant Agent and with all other Warrant holders that: (a) the Warrants are transferrable only as permitted by Section 5.01 above; (b) the Warrants are transferable only on the registry books of the Warrant Agent as herein provided; and (c) the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary, whether such notice be in the form of notations on the Warrant Certificates or otherwise.


                                    ARTICLE 6
                          CONCERNING THE WARRANT AGENT

         Section 6.01 Appointment of Warrant Agent. The Company hereby appoints Bank One, Arizona, NA to act as warrant agent for the Company in accordance with the terms and condition! herein set forth in this Agreement and Bank One, Arizona, NA hereby accepts such appointment. The Company may, from time to time, appoint such Co-Warrant Agents as it may deem necessary or desirable. The Company may terminate the appointment of Bank One, Arizona, NA as warrant agent upon thirty (30) days' notice in writing to Bank One, Arizona, NA.

         Section 6.02 Payment of Taxes. The Company will from time to time promptly pay or make provision for the payment of any and all taxes and charges which may hereafter be imposed by the laws of the United States or of any state or any local governmental unit thereof and which shall be payable with respect to the issuance or delivery to or upon the order of the registered holders of the Warrants (upon the exercise of the right to subscribe) of Common Stock of the Company pursuant to the terms of such Warrants and of this Agreement, but the Company shall not be obligated to pay and transfer taxes in respect of the Warrants or such shares.

         Section 6.03 Resignation of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days' notice in writing to the Company; provided that such shorter notice may be given as the Company shall accept as sufficient. In the event the office of the Warrant Agent shall become vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent hereunder in place of the Warrant Agent vacating office. If the Company fails for a period of ten (10) days in making such appointment then the registered holder of any of the Warrants may petition any court of competent jurisdiction for the appointment of a new Warrant Agent. On any new appointment, the new Warrant Agent shall be vested with the same powers, rights, duties, responsibilities and immunities as if it had been originally named as Warrant Agent without any further assurance, conveyance, act or deed; but if for any reason it becomes necessary or expedient to execute any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed by the former Warrant Agent.

         Subject to the foregoing provisions, any corporation into which any Warrant Agent or any new Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which any Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

         Section 6.04 Fees and Expenses of Warrant Agent. The Company covenants and agrees:

                  (a) that it will pay the Warrant Agent reasonable remuneration for its services as such hereunder and will repay to the Warrant Agent on demand the amount of all expenditures whatsoever which the Warrant Agent may reasonably incur in and about the execution of the duties hereby created; and

                  (b) that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, all and every such other acts, deeds and assurances in law as the Warrant Agent may reasonably require for better accomplishing and effectuating the intentions and provisions of this Agreement.

         Section 6.05 Actions by Warrant Agent. The Warrant Agent may, for the execution of the duties and in the execution of the powers conferred upon it, appoint or employ as agents or representatives or otherwise any solicitors, counsel, bankers, brokers, accountants, clerks or inspectors or other agents, and all reasonable expenses and disbursements made and incurred by the Warrant Agent in connection with the execution of its duties hereunder shall be forthwith paid by the Company.

         Section 6.06 Exculpatory Provisions. In order to induce the Warrant Agent to act hereunder, the Company agrees, and each registered holder of a Warrant, by acceptance thereof, also agrees, that:

                  (a) The Warrant Agent shall be entitled to take legal or other advice and employ such assistance as it may deem necessary to the proper discharge of its duties hereunder and to pay proper and reasonable compensation therefor and may in connection with any matter relating to this Agreement, act on the opinion or advice or information obtained from any lawyer, auditor, valuer or other expert whether obtained by such Warrant Agent or by the Company or otherwise and shall not be responsible for any loss occasioned by acting thereon;

                  (b) Whenever, in the administration of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any matter be provided or established by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Warrant Agent and such certificate shall be full justification and cause to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement on the faith thereof; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable;

                  (c) The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct;

                  (d) The Warrant Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement or in the Warrants or be required to verify the same but all such statements and recitals are and shall be deemed to have been made by the Company only;

                  (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity of the execution of any Warrant issued hereunder; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any such Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares to be issued upon the right of purchase provided for in this Agreement or in any Warrant or as to whether any shares will when issued be duly authorized or be validly issued and fully paid and nonassessable, it being hereby agreed and declared that as to all the matters and things referred to in this subparagraph the duty and responsibility shall rest upon the Company and not upon the Warrant Agent and the failure of the Company to discharge any such duty and responsibility shall not in any way render the Warrant Agent liable or place upon it any duty or responsibility for breach of which it would be liable;

                  (f) The Warrant Agent shall not at any time be under any duty or responsibility to determine whether any facts exist which may require any change in Warrants pursuant to any of the provisions of
         Article 2, or with respect to the nature or extent of any such change, or with respect to any adjustment provided for in Article 3, or with respect to the method provided herein (or which may be provided in any supplemental agreement) to be employed in making any such change or adjustment; and

                  (g) Except as in this Agreement expressly provided, the Warrant Agent acts hereunder solely as agent of the Company and does not assume any fiduciary or other relationship or agency or trust for or with any registered holder of any of the Warrants. The duties and obligations of the Warrant Agent under this Agreement shall be determined solely by the provisions hereof, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent.

         Section 6.07 Modification of Agreement. The Warrant Agent may, without the consent or concurrence of the registered holders of the Warrants by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in these presents as to which it shall have been advised by counsel (who may but need not also be counsel for the Company) that the same are not prejudicial to the rights of the Warrant holders as indicated by the general sense or intent of the original language and are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.


                                    ARTICLE 7
                      CERTAIN DEFINITIONS AND OTHER MATTERS

         Section 7.01 Notice of Proposed Actions. In case the Company shall propose (a) to pay any dividend payable in stock of any class or to make any other distribution to the holders of its Common Stock (other than a cash dividend), or (b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock, or (c) to effect any stock dividend, stock split, combination or reclassification of its Common Stock, or (d) to effect any distribution of assets or capital reorganization, merger, consolidation or sale, transfer or other disposition of all or substantially all of its assets or business, or (e) to effect the liquidation, dissolution or winding-up of the Company, or (f) to effect any other transaction which would, upon consummation, result in a change in the Purchase Price of the Warrants or the number of shares of Common Stock and Warrants issuable upon exercise of the Warrants pursuant to Articles 2 and 3 hereof, the Company shall give notice to each holder of a Warrant in accordance with Section 7.02 of such proposed action, which shall specify the date on which a record is to be taken for purposes of such proposed transaction. Such notice shall be given not later than fifteen (15) days prior to the record date for determining the holders of Common Stock for purposes of such action or, if no record date is required, not later than fifteen (15) days prior to the date of the taking of such proposed action.

         Section 7.02 Notices. Subject to the provisions of Section 7.03, any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or upon the Company shall be sent by first class mail, postage prepaid, addressed (until another address or notice of name change is filed in writing by the Company with the Warrant Agent) and received by the noticed party as follows:

                            Monterey Management, Inc.
                           Monterey Homes Corporation
                           6263 North Scottsdale Road
                                    Suite 220
                            Scottsdale, Arizona 85250
                   Attn: President, Monterey Management, Inc.

Subject to the provisions of Section 7.03, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be deemed given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) and received by the noticed party as follows:

                              Bank One, Arizona, NA
                            241 North Central Avenue
                             Phoenix, Arizona 85004

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the holder of any Warrant Certificate shall be deemed given or made if sent first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 7.03 Authorized Newspaper. The term "Authorized Newspaper" when used with reference to the publication of a notice provided for in this Agreement shall mean a newspaper printed in the English language and customarily published on each business day (whether or not published on Saturdays, Sundays or legal holidays) and of general circulation.

         Section 7.04 Officer's Certificate. The term "Officer's Certificate" in this Agreement shall mean a certificate or instrument signed by one of the following: the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary of the Company.

         Section  7.05   Applicable  Law.  The  validity,   interpretation   and
performance of this Agreement and the validity and interpretation of the Warrants shall be governed by the laws of the State of Arizona.

         Section 7.06 Examination of Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent for examination by the registered holder of any Warrant. Any such registered holder may be required to submit his Warrant for inspection before being entitled to make such examination.

         IN WITNESS WHEREOF, this Agreement shall been duly executed by the parties hereto under their respective corporate seals, as of the date first above written.

                                        BANK ONE, ARIZONA, NA



                                        By:
                                           -------------------------------------
                                             Its
                                                --------------------------------


                                        MONTEREY MANAGEMENT, INC., an
                                        Arizona corporation



                                        By:
                                           -------------------------------------
                                             Its
                                                --------------------------------


                                        MONTEREY HOMES CORPORATION, an
                                        Arizona corporation



                                        By:
                                           -------------------------------------
                                             Its
                                                --------------------------------

                                    EXHIBIT A

                            MONTEREY MANAGEMENT, INC.

                                     WARRANT

                    Common Stock Purchase Warrant Certificate

                                                            Warrants to Purchase
No.________________                                      ________________ Shares

THIS IS TO CERTIFY that, for value received __________ or registered assigns, is the registered holder ("Holder") of the number of Warrants ("Warrants") set forth above, each of which entitles the holder to purchase, subject to the terms and conditions set forth in the Warrant Agreement, which is hereby incorporated herein and made a pan hereof, and as hereinafter set forth, at any time on or after October 17, 1994 and at or prior to the close of business on October 15, 2001, but not thereafter fully paid and non-assessable shares of the common stock, no par value per share ("Common Stock"), of MONTEREY MANAGEMENT, INC., an Arizona corporation (the "Company"), or equivalent security of any successor to it (the "Company"), at a purchase price of $6.25, as adjusted, for a term commencing on the date hereof and ending October 15, 2001 and to receive one or more certificates for the Common Stock or equivalent securities so purchased, upon satisfaction of one or more conditions precedent set forth herein and presentation and surrender to BANK ONE, ARIZONA, NA, 241 North Central Avenue, Phoenix, Arizona 85004 (the "Warrant Agent"), or its successor as Warrant Agent, with the form of subscription duly executed, and accompanied by payment of the purchase price of each share purchased, in U.S. dollars, either in cash or by certified check or bank cashier's check, payable to the order of the Company. Fractional shares of the Company's Common Stock will not be issued upon the exercise of the Warrants.

         No Warrant will be exercisable unless and until (a) the Company completes an initial public offering of its securities; (b) any consolidation of the Company with, or merger of the Company into, another corporation where the Company is not the survivor; (c) the sale of substantially all of the assets of the Company; or (d) a change of control of the Company as defined in the Warrant Agreement.

         The Company covenants and agrees that all shares of Common Stock delivered upon the exercise of these Warrants will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder. The Warrants shall not be exercisable in any jurisdiction where exercise would be unlawful. The Company will use its best efforts to qualify the shares that may be purchased upon exercise of these Warrants for sale in all jurisdictions where holders of the Warrants reside.

         The number of shares of Common Stock, or other equivalent equity security, issuable upon the exercise of these Warrants and the purchase price shall be subject to adjustment from time to time, in certain events, as set forth in the Warrant Agreement, including certain sales of additional stock, stock options, convertible securities, distribution of stock dividends, stock splits, reclassifications or mergers.

         The Company agrees at all times to reserve or hold available, or cause to reserve or hold available, a sufficient number or shares of its Common Stock, or other equivalent equity security, to cover the number of shares, or other equivalent equity security, issuable upon the exercise of these and all other Warrants of like tenor then outstanding.

         This Warrant Certificate does not entitle the holder hereof, either at law or in equity, to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights expressly herein set forth, and no dividend shall be payable or accrue in respect of these Warrants or the interest represented hereby, or the shares that may be purchased upon exercise hereof until or unless, and except to the extent that, these Warrants shall be duly exercised.

         This Warrant Certificate is exchangeable at any time prior to expiration upon the surrender hereof by the registered holder to the Warrant Agent for one or more new Warrant Certificates of like tenor and date representing in the aggregate the right to purchase the number of shares that may be purchased upon exercise hereof, each of such new Warrant Certificates to represent the right to purchase such number of shares as may be designated by the registered holder at the time of such surrender. Notwithstanding the foregoing, this Warrant may not be transferred to any other party until (a) the Company conducts an initial public offering; (b) any of the events described in the second paragraph hereof occur, or (c) the Company ceases to be qualified as an "S" corporation under Subchapter S of the Internal Revenue Code of 1986, as amended.

         The Company may deem and treat the registered holder of this Warrant Certificate at any time as the absolute owner hereof and of the Warrants covered hereby for all purposes and shall not be affected by any notice to the contrary.

         The issuance of the Warrants covered by this Warrant Certificate is subject to the terms of the Warrant Agreement which is available at the principal corporate trust office of the Warrant Agent. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the holders of the Warrants. A copy of the Warrant Agreement is on file at the above mentioned office of the Warrant Agent.

         This Warrant Certificate shall not be valid or obligatory for any purpose unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated: __________________________
                                        MONTEREY MANAGEMENT, INC.



                                        By
                                          --------------------------------------
                                             ITS PRESIDENT


ATTEST:



---------------------------------
SECRETARY


This  is  one of the  Warrants  referred  to in  the  within  mentioned  Warrant
Agreement.

BANK ONE, ARIZONA, NA
(Phoenix, Arizona)
Warrant Agent



By
  -------------------------------
     Authorized Representative

                       Form of Reverse Side of Certificate

                                 ASSIGNMENT FORM

To assign this Warrant, fill in the form below:

I or we assign and transfer this Warrant to:
(INSERT ASSIGNEE'S SOCIAL SECURITY
   OR TAX IDENTIFICATION NO.)

---------------------------------

---------------------------------



--------------------------------------------------------------------------------


              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________as agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

Date:_________________                  Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                                    the other side of this Note)

Signature Guarantee:____________________________________________________________

By___________________________________
The signature should be guaranteed by
an eligible guarantor institution (a
bank, stockbroker, savings and loan
association or credit union with
membership in an approved signature
guarantee medallion program) pursuant
to Rule 17Ad-15 of ~e Securities
Exchange Act of 1934.

                                  SUBSCRIPTION
                (To be completed and signed only upon an exercise
                      of the Warrants in whole or in part)

TO:_________________________________
   as Transfer Agent for Monterey Management, Inc.

         The undersigned, the Holder of the attached Warrants, hereby irrevocably elects to exercise the purchase right represented by the Warrants for, and to purchase thereunder, Shares (as such terms are defined in the Warrant dated ________________, 1994, from Monterey Management, Inc. (or other securities or property), and herewith makes payment of $_______________ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:     ______________________________________________________________________

Address:       _________________________________________________________________

Deliver to:    _________________________________________________________________

Address:       _________________________________________________________________

         If the foregoing Subscription evidences an exercise of the Warrants to purchase fewer than all of the Shares or Warrants (or other securities or property) to which the undersigned is entitled under such Warrants, please issue a new Warrants, of like tenor, for the remaining Shares or Warrants (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:     ______________________________________________________________________
Address:       _________________________________________________________________

DATED: _________________________, 19____.


                                        ________________________________________
                                        (Name of Holder)


                                        ________________________________________
                                        (Signature   of  Holder  or   Authorized
                                        Signatory)


                                        ________________________________________
                                        (Social     Security     or     Taxpayer
                                        Identification Number of Holder)
                                       22